Exhibit 1.1

[•] American Depositary Shares

Chagee Holdings Limited

Representing [•] Class A Ordinary Shares, Par Value US$0.0001 Per Share

UNDERWRITING AGREEMENT

[•], 2025

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

U.S.A.

Morgan Stanley Asia Limited

Level 46, International Commerce Centre

1 Austin Road West, Kowloon

Hong Kong

Deutsche Bank AG, Hong Kong Branch

60/F, International Commerce Centre,

1 Austin Road West, Kowloon

Hong Kong

As representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Chagee Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of [•] Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Class A Ordinary Shares”), in the form of [•] American Depositary Shares (as defined below) (the “Firm Securities”). The respective amounts of the Firm Securities to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto.

The Company also proposes to issue and sell to the several Underwriters not more than an additional [•] Class A Ordinary Shares (the “Option Securities”) in the form of [•] American Depositary Shares, if and to the extent that the Representatives exercise, on behalf of the Underwriters, the right to purchase such Option Securities granted to the Underwriters in Section 2 hereof. The Firm Securities and the Option Securities (to the extent the aforementioned option is exercised) are herein collectively called the “Offered Securities.” Unless the context otherwise requires, each reference to the Firm Securities, the Option Securities or the Offered Securities here also includes the underlying Class A Ordinary Shares of the Company (collectively, the “Shares”). The Class A Ordinary Shares and the Class B ordinary shares of the Company, including but not limited to the Shares, are herein collectively called the “Ordinary Shares.”

The Underwriters will take delivery of the Shares in the form of American Depositary Shares (the “American Depositary Shares” or “ADSs”). The American Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of [•], 2025 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as Depositary (the “Depositary”), and the owners and holders from time to time of the American Depositary Shares issued under the Deposit Agreement. Each American Depositary Share will initially represent the right to receive [•] Class A Ordinary Shares, deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, including a prospectus, relating to the Shares and a registration statement relating to the American Depositary Shares. The registration statement relating to the Shares, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement on Form F-6 relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed abbreviated registration statements to register additional Class A Ordinary Shares or American Depositary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statements”), then any reference herein to the terms “Registration Statement” and “ADS Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement. The Company has filed, in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Shares and the American Depositary Shares (the “Form 8-A Registration Statement”).

For purposes of this Agreement, “preliminary prospectus” means each prospectus filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or under Rule 424 under the Securities Act, in each case prior to the filing of the Prospectus, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus, the documents and the pricing information set forth in Schedule II hereto, and a “bona fide electronic road show” is a bona fide electronic roadshow as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	Representations and Warranties of the Company.

The Company represents and warrants to and agrees with each of the Underwriters that:

(a)	Registration Statements and Prospectuses. Each of the Registration Statement and the ADS Registration Statement and any amendment thereto has become effective under the Securities Act. The Form 8-A Registration Statement has become effective as provided in Section 12 of the Exchange Act. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or the Form 8-A Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of the Time of Sale Prospectus, the Prospectus or any free writing prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement, the ADS Registration Statement and any post-effective amendment thereto, at the time it became effective, the Closing Date (as defined in Section 4 hereof) and any Option Closing Date (as defined in Section 2 hereof) complied and will comply with the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Time of Sale Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission and, in each case, the Closing Date and any Option Closing Date, complied and will comply with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Time of Sale Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission on its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), except to the extent permitted by Regulation S-T.

(b)	Compliance with Securities Law. (i) Each of the Registration Statement and the ADS Registration Statement and any amendment thereto, when it became effective, did not contain and, as of the Closing Date and each Option Closing Date, as then amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not contain and, at the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date and at each Option Closing Date, as then amended or supplemented by the Company, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) the bona fide electronic road show when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus does not contain and, as of the Closing Date and each Option Closing Date, as then amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus and any amendment or supplement thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information provided by Underwriters described as such in Section 13 hereof.

(c)	Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto and bona fide electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file any bona fide electronic road show with the Commission. At the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)	Testing-the-Waters Communication. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act (including any presentation slides used in connection with such communication). The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (B) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. As of the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus and any amendment or supplement thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information provided by Underwriters described as such in Section 13 hereof.

(e)	Good Standing of the Company. The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is, where applicable, in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification. The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The fourth amended and restated memorandum and articles of association of the Company adopted on March 20, 2025, filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable laws of Cayman Islands and, immediately prior to the closing on the Closing Date of the American Depositary Shares offered and sold hereunder, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(f)	Subsidiaries. Each of the subsidiaries of the Company has been duly incorporated and is validly existing in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation, has full corporate or other power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which it owns or leases properties or conducts any business so as to under the laws of each jurisdiction which requires such qualification; all of the equity interests in each subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid in accordance with its articles of association and applicable laws and regulations and non-assessable and are free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any subsidiary was issued in violation of preemptive or similar rights of any security holder of such subsidiary. None of the constitutive or organizational documents of each of the subsidiaries violates the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect.

(g)	Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of this Agreement contained in each of the Time of Sale Prospectus and the Prospectus is true and accurate in all material respects, and nothing has been omitted from such description which would make it misleading.

(h)	Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of the Deposit Agreement contained in each of the Time of Sale Prospectus and the Prospectus is true and accurate, and nothing has been omitted from such description which would make it misleading. Upon the due issuance by the Depositary of the American Depositary Receipts evidencing the ADSs against the deposit of the Class A Ordinary Shares in accordance with the provisions of the Deposit Agreement, such American Depositary Receipt s evidencing the ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such American Depositary Receipt s evidencing the ADSs are registered will be entitled to the rights of registered holders of such American Depositary Receipt s evidencing the ADSs specified therein and in the Deposit Agreement.

(i)	Due Authorization of Registration Statements. The Registration Statement, any preliminary prospectus, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(j)	Share Capital. The authorized share capital of the Company conforms to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(k)	Ordinary Shares. (i) The Ordinary Shares issued and outstanding prior to the issuance of the Offered Securities to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” (ii) Except as disclosed in the Time of Sale Prospectus and Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s subsidiaries.

(l)	American Depositary Shares. The Offered Securities, when issued against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such American Depositary Shares are registered will be entitled to the rights of registered holders of American Depositary Shares specified therein and in the Deposit Agreement.

(m)	Shares. (i) The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party. (ii) The Shares, when issued, are freely transferable to or for the account of the several Underwriters and the initial purchasers thereof, and, except as described in the Time of Sale Prospectus and the Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands, the PRC, Hong Kong or the United States.

(n)	Accurate Prospectus Disclosure. The statements set forth in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Our History and Corporate Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sales,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(o)	Listing. The American Depositary Shares have been approved for listing on the Nasdaq Global Select Market (the “Exchange”), subject to official notice of issuance.

(p)	Compliance with Law, Constitutive Documents and Contracts. Neither the Company nor any of its subsidiaries (A) except as disclosed in the Time of Sale Prospectus and the Prospectus, is in breach or violation of any provision of applicable law, (B) is in breach or violation of its respective constitutive documents, or (C) is in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or other instrument that is binding upon the Company or any of the subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the subsidiaries, except where such breach or default as would not, individually or in the aggregate, have a Material Adverse Effect. A “Material Adverse Effect” means a material adverse effect on the condition (financial, operational or otherwise), earnings, results of operations, business, prospects, properties, general affairs, management, shareholders’ equity of the Company and its subsidiaries, taken as a whole, or on the ability of the Company and its subsidiaries to carry out their obligations under this Agreement and the Deposit Agreement.

(q)	Absence of Defaults and Conflicts Resulting from Transaction. The issuance, sale and delivery of the Offered Securities by the Company, the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law or the memorandum and articles of association or other constitutive documents of the Company, (ii) any agreement or other instrument binding upon the Company and any of its subsidiaries that is material to the Company and the subsidiaries, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries. No consent, approval, authorization, registration, filing or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as have been obtained under the Securities Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, or such consents, approvals, authorizations, registrations, filings, or orders of, or qualification with Blue Sky laws of the various states of the United States or the Cybersecurity Administration of China (“CAC”) or the China Securities Regulatory Commission (“CSRC”) in connection with the offer and sale of the Offered Securities or the Shares.

(r)	No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), earnings, results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole; (ii) there has been no purchase of its own issued and outstanding share capital by the Company, and no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (iii) there has been no material adverse change in the share capital, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, taken as a whole; (iv) neither the Company nor any of its subsidiaries has (A) entered into or assumed any material transaction or agreement, (B) incurred, assumed or acquired any material liability or obligation, direct or contingent, (C) acquired or disposed of or agreed to acquire or dispose of any material business or any other asset, or (D) agreed to take any of the foregoing actions, that would, in any of clauses (A) through (D) above, be material to the Company and its subsidiaries, taken as a whole, and that are not otherwise described in the Time of Sale Prospectus and the Prospectus; and (v) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood, typhoon, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(s)	No Pending Proceedings. There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company and any of its subsidiaries, or, to the best knowledge of the Company, any of the Company’s or their executive officers, directors and key employees is a party or to which any of the properties of the Company or any of its subsidiaries is subject, other than proceedings that would not individually or in the aggregate have a Material Adverse Effect . There are no material legal or governmental proceedings that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(t)	Preliminary Prospectuses. Each preliminary prospectus, when filed as part of the Registration Statement as originally filed or as part of any amendment thereto or when filed pursuant to Rule 424 under the Securities Act, complied when so filed with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(u)	Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v)	Environmental Laws. (i) The Company and its subsidiaries (A) are in compliance with any and all applicable national, federal, state, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC and the United States) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except for, in each case of clause (A), (B) and (C) above, any such non-compliance incident as would not, individually or in the aggregate, result in a Material Adverse Effect. (ii) There are no material costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(w)	Registration Rights; Lock-up Letters. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”). Each officer, director, and shareholder of the Company have furnished to the Representatives on or prior to the date hereof a lock-up letter substantially in the form of Exhibit A hereto (the “Lock-Up Letter”).

(x)	Compliance with Anti-Corruption Laws. Neither the Company nor any of its subsidiaries or their respective affiliates, nor any director or officer or employee thereof, nor, to the best knowledge of the Company, any agent, representative or other individual or entity (“Person”) acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) or to any other Person to influence official action to induce such government official to do or omit to do any act in violation of his lawful duties, influence official action, or secure, obtain or retain business or any other improper advantage; (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC, any regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any applicable anti- corruption laws (collectively, the “Anti-Corruption Laws”) or (iv) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws; and the Company and its subsidiaries have conducted their businesses in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws (as defined below), Sanctions (as defined below) and Export Control Laws (as defined below) and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws is pending or threatened.

(y)	Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Anti- Money Laundering Law of the PRC, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Money Laundering Control Act of 1986 and the applicable anti-money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and, to the best knowledge of the Company, no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened.

(z)	Compliance with Economic Sanctions. (i) Neither the Company nor any of its subsidiaries, nor any director, officer or employee thereof, nor any agent, affiliate, representative or other Person acting for or on behalf of the Company or any of its subsidiaries, is or undertakes any business with a Person that is, or is owned or controlled by one or more Persons that are:

(A)	the subject to or the target of any financial, economic or trade sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council (“UNSC”), the European Union (“EU”) or any EU member state, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, Sanctions”), including without limitation individuals or entities named on OFAC’s Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, and Sectoral Sanctions Identifications List, nor

(B)	located, organized or resident in a country or territory that is, or whose government is, subject to or the target of comprehensive Sanctions (including, without limitation, the Crimea, Kherson and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic of Ukraine, Cuba, Iran, North Korea and Syria) (each, a “Sanctioned Country”).

(ii)	The Company represents and covenants that the Company and its subsidiaries will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)	to fund or facilitate any dealings, activities or business in, with or relating to any Sanctioned Country, or of, with or relating to any Person that, at the time of such funding or facilitation, is subject to or the target of Sanctions, or which is owned 50 percent or more or controlled by any such Person; or

(B)	in any other manner that would result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)	The Company and its subsidiaries, including any respective director, officer or employee thereof, and any agent, affiliate, representative or any Person acting for or on behalf of the Company or any of its subsidiaries, have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with or relating to any Person that at the time of the dealing or transaction is or was subject to or the target of Sanctions or with, in, or relating to any Sanctioned Country.

(iv)	No investigation, inquiry, action or suit or proceeding by or before any governmental entity, involving any actual or alleged violations of any Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, Export Control Laws (as defined below) or laws relating to cybersecurity, information security, privacy and data protection by the Company or its subsidiaries, is pending or threatened.

(aa)	Compliance with Export Control Laws. The Company has not carried out any export, transfer or transmission of goods, software, technical data or technology or entered into any other transaction in violation of the Export Administration Regulations administered by the U.S. Department of Commerce or any other applicable export control laws (the “Export Control Laws”), and has obtained all licenses, authorizations and approvals required under such laws and regulations required to carry out its business operations.

(bb)	Title to Property. Except such as do not materially affect the value of such property or do not materially interfere with the use made of such property by the Company and its subsidiaries, taken as a whole, each of the Company and its subsidiaries has good and marketable title (valid land use rights and building ownership certificates in the case of real property located in the PRC) to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as described in the Time of Sale Prospectus and the Prospectus.

(cc)	Possession of Intellectual Property. The Company and its subsidiaries own, possess, or have been authorized to use, or can acquire on reasonable terms, sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted as described in the Time of Sale Prospectus and the Prospectus, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. To the best knowledge of the Company, except as disclosed in the Time of Sale Prospectus and the Prospectus (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries, except for such rights of third parties as would not, individually or in the aggregate, have or result in a Material Adverse Effect; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its subsidiaries, except for such rights of third parties as would not, individually or in the aggregate, have or result in a Material Adverse Effect ; (iii) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or its subsidiaries in violation of the rights of any persons; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (vi) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any fact which would form a reasonable basis for any such claim, except, in each case covered by clauses (iv) through (vi), such as would not, if determined adversely to the Company or its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(dd)	Merger or Consolidation. Neither the Company nor any of its subsidiaries is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Time of Sale Prospectus and the Prospectus and which is not so described.

(ee)	Termination of Contracts. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries, or, to the best knowledge of the Company, by any other party to any such contract or agreement, except for such terminations and non-renewals that would not, individually or in the aggregate, result in a Material Adverse Effect.

(ff)	Absence of Labor Dispute; Compliance with Labor Law. No material labor dispute with the employees or third-party contractors of the Company or any of its subsidiaries exists, or is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, contractors, service providers or business partners of the Company and its subsidiaries that would have a Material Adverse Effect. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries are and have been at all times in compliance with all applicable labor laws and regulations, and no governmental investigation or proceeding with respect to labor law compliance exists or is, to the Company’s knowledge, imminent, except for such non-compliance or governmental investigation or proceeding as would not, individually or in the aggregate, result in a Material Adverse Effect.

(gg)	Insurance. The Company and its subsidiaries maintain insurance covering their respective business operations against such losses and risks and in such amounts as required by the applicable laws, which the Company reasonably believes is prudent and consistent with industry practices. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(hh)	Possession of Licenses and Permits. Except as disclosed in the Time of Sale Prospectus and the Prospectus, (A) each of the Company and its subsidiaries possesses all licenses, certificates, authorizations, declarations, approvals, franchises and permits (the “License”) issued by, and has made all necessary reports to and filings with, the appropriate national, local or foreign regulatory authorities having jurisdiction over the Company and each of its subsidiaries and their respective assets and properties, for the Company and each of its subsidiaries to conduct their respective businesses as disclosed in the Time of Sale Prospectus and the Prospectus, except any such failure to possess or made such Licenses or filings which would not be reasonably likely to have a Material Adverse Effect; (B) each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Licenses, except any such failure to be in compliance with such Licenses which would not be reasonably likely to have a Material Adverse Effect; (C) such License are valid and in full force and effect in all material respects and contain no materially burdensome restrictions or conditions not described in the Time of Sale Prospectus or the Prospectus; (D) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or adverse modification of any such Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (E) neither the Company nor any of its subsidiaries has any reason to believe that any such material Licenses will not be renewed in the ordinary course.

(ii)	[Reserved]

(jj)	Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its subsidiaries and on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Time of Sale Prospectus and the Prospectus.

(kk)	PFIC Status. Subject to the qualifications, limitations and assumptions set forth in the Time of Sale Prospectus and the Prospectus, the Company does not expect to be treated as a passive foreign investment company for U.S. federal income tax purposes for its current taxable year.

(ll)	No Transaction or Other Taxes. No transaction, stamp, capital or other documentary, issuance, registration, transaction, transfer or other similar taxes or duties, including penalties and interest thereon, (“Transfer Taxes”) are payable by or on behalf of the Underwriters to the government of the PRC, the United States or the Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the creation, allotment and issuance of the Offered Securities and the sale and delivery of the Offered Securities by the Company or the deposit of the Offered Securities with the Depositary and the Custodian, as defined in the Deposit Agreement (the “Custodian”), the issuance of the American Depositary Shares by the Depositary, and the delivery of the American Depositary Shares to or for the account of the Underwriters, (ii) the purchase from the Company of the Offered Securities and the initial sale and delivery of the American Depositary Shares representing the Offered Securities to purchasers thereof by the Underwriters, or (iii) the execution, delivery or performance of this Agreement or the Deposit Agreement, except that Cayman Islands stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands.

(mm)	Independent Accountants. KPMG Huazhen LLP, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board (United States).

(nn)	Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance as to form with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been derived from the accounting records of the Company and its subsidiaries and are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and the Company and the subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. All disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(oo)	Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus and the Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its subsidiaries, if any. There are no outstanding guarantees or other contingent obligations of the Company or its subsidiaries that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(pp)	Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) is designed to comply with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles, (ii) is sufficient to provide reasonable assurance (it being understood that this subsection shall not require the Company to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder (the “Sarbanes-Oxley Act”), including Section 404, as of an earlier date than it would otherwise be required to so comply under applicable law) that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement. The Company has established, maintained and evaluated disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established.

(qq)	Absence of Accounting Issues. The Company has not received any notice, oral or written, from the board of directors stating that it is reviewing or investigating, and neither have the Company’s independent auditors nor its internal auditors recommended that the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years; or (iii) any change in internal control over financial reporting or fraud involving management or other employees who have a significant role in the internal control over financial reporting.

(rr)	IT Systems. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented, maintained and complied with adequate and effective controls, policies, procedures, and safeguards to maintain and protect in all material respects their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, household, sensitive, confidential or regulated data, or any such data that may constitute trade secrets, important data and working secrets of any governmental authority or any other data that would otherwise be detrimental to national security, public interest or lawful rights and interests of relevant individuals or organizations pursuant to the applicable laws (“Personal and Confidential Data”)) used in connection with their businesses and/or the offering of the ADSs, and there have been no, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any material breach, destruction, loss, violation, outage, leakage, misappropriation, modification, unauthorized distribution, use of or access to or other compromise or misuse of same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and any other legal obligations, internal and external policies, contractual obligations and industrial standards relating to the privacy and security of IT Systems and Personal and Confidential Data (“Data Security Obligations”), to the protection of such IT Systems and Personal and Confidential Data from unauthorized use, access, misappropriation or modification and to the data outbound transition. The Company and its subsidiaries have taken commercially reasonable actions to prepare to comply with all applicable laws and regulations with respect to Personal and Confidential Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance with same would be reasonably likely to create a material liability as soon they take effect. The Company and its subsidiaries have not received any notification of or complaint regarding and are unaware of any other facts that, individually or in the aggregate, would reasonably indicate material non-compliance with any Data Security Obligations, and there have been no material action, suit or proceeding by or before any court or government agency, authority or body pending or threatened alleging material non-compliance with any Data Security Obligation.

(ss)	Third-party Data. Any statistical, industry-related and market-related data included in the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(tt)	Registration Statement Exhibits. There are no contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement or the ADS Registration Statement that are not described or filed as required.

(uu)	No Unapproved Marketing Documents. The Company has not distributed and, prior to the later of occurrence of any delivery date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the preliminary prospectus filed as part of the Registration Statement or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus to which the Representatives have consented, as set forth on Schedule II hereto.

(vv)	Payments of Dividends; Payments in Foreign Currency. Except as described in the Time of Sale Prospectus and Prospectus, (i) none of the Company nor any of its subsidiaries is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other subsidiary or (C) transferring any of its properties or assets to the Company or any other subsidiary subject to applicable exchange control laws, and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its subsidiaries (A) may be converted into United States dollars that may be freely transferred out of such Person’s jurisdiction of incorporation without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such Person’s jurisdiction of incorporation or tax residence subject to applicable exchange control laws, and (B) are not and will not be subject to withholding, value added or other similar taxes under the currently effective laws and regulations of such Person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such Person.

(ww)	Net Proceeds. The application of the net proceeds from the offering of the ADSs, as described in the Time of Sale Prospectus and the Prospectus, will not (i) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any subsidiary, (ii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any subsidiary or (iii) contravene or violate the terms or provisions of any governmental authorization applicable to any of the Company or any subsidiary.

(xx)	Compliance with PRC Overseas Investment and Listing Regulations. Except as described in the Time of Sale Prospectus and the Prospectus, each of the Company and its subsidiaries has complied, to the extent applicable, and has taken all reasonable steps to urge compliance by each of its shareholders, directors and officers that is a PRC resident or citizen to comply with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and the CSRC and the State Administration of Foreign Exchange (“SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of SAFE (the “SAFE Rules and Regulations”)).

(yy)	M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and SAFE on August 8, 2006 and amended on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. (i) The issuance and sale of the Offered Securities, the listing and trading of the Offered ADSs on the Exchange and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof or on the Closing Date or the applicable Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) as of the date hereof or on the Closing Date or the applicable Option Closing Date, a prior approval from the CSRC under the PRC Mergers and Acquisitions Rules is not required for this offering.

(zz)	CSRC Filings. (i) Each of the letters, filings, correspondences, communications, documents, responses, undertakings and submissions in any form, including any amendments, supplements and/or modifications thereof, made or to be made to the CSRC, relating to or in connection with the offering of the ADSs pursuant to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (境内企业境外发行证券和上市管理试行办法) and supporting guidelines issued by the CSRC, as amended, supplemented or otherwise modified from time to time (the “CSRC Filing Rules”) and other applicable rules and requirements of the CSRC (including, without limitation, the filing report of the Company in relation to this offering, including any amendments, supplements and/or modifications thereof, submitted to the CSRC on March 11, 2024 pursuant to Article 13 of the CSRC Filing Rules (the “CSRC Filing Report”) and supplementary explanation, filings and/or responses for the purpose of replying to queries and comments raised by the CSRC) (the “CSRC Filings”) is and remains complete, true and accurate and not misleading in any respect, and does not omit any information which would make the statements made therein misleading in any respect. (ii) The Company has complied with all requirements and timely submitted all requisite filings in connection with the offering of the ADSs (including, without limitation, the CSRC Filing Report) with the CSRC pursuant to the CSRC Filing Rules and all applicable laws, and the Company has not received any notice of rejection, withdrawal or revocation from the CSRC in connection with such CSRC Filings. (iii) Each of the CSRC Filings made by or on behalf of the Company is in compliance with the disclosure requirements pursuant to the CSRC Filing Rules.

(aaa)	Data Protection. (i) Each of the Company and its subsidiaries has complied in all material respect with all applicable laws concerning cybersecurity, data security and protection, confidentiality and archive administration (collectively, the “Data Protection Laws”); (ii) neither the Company nor any of its subsidiaries is, or is expected to be classified as, a “critical information infrastructure operator” under the Cybersecurity Law of the PRC; (iii) neither the Company nor any of its subsidiaries is subject to any investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review by the CAC, the CSRC, or any other relevant governmental authority; (iv) neither the Company nor any of its subsidiaries has received any notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant cybersecurity, data privacy, confidentiality or archive administration governmental authority alleging any breach or non-compliance by it of the applicable Data Protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (v) neither the Company nor any of its subsidiaries has received any claim for compensation or any other claim from any person in respect of its business under the applicable Data Protection Laws and industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data and there is no outstanding order against the Company or any of its subsidiaries in respect of the rectification or erasure of data, except for such claim as would not, individually or in the aggregate, result in a Material Adverse Effect; (vi) no warrant has been issued authorizing the cybersecurity, data privacy, confidentiality or archive administration governmental authority (or any of its officers, employees or agents) to enter any of the premises of the Company or any of its subsidiaries for the purposes of, inter alia, searching them or seizing any documents or other materials found there; (vii) neither the Company nor any of its subsidiaries has received any communication, enquiry, notice, warning or sanctions with respect to the Cybersecurity Law of the PRC or from the CAC or pursuant to the Data Protection Laws (including, without limitation, the CSRC Archive Rules); (viii) the Company is not aware of any pending or threatened investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review, by the CAC, the CSRC, or any other relevant governmental authority on the Company or any of its subsidiaries or any of their respective directors, officers and employees, except for such investigation, inquiry or sanction as would not, individually or in the aggregate, result in a Material Adverse Effect; and (ix) neither the Company nor any of its subsidiaries has received any objection to this offering or the transactions contemplated under this Agreement from the CAC or any other relevant governmental authority.

(bbb)	Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(ccc)	Absence of Manipulation. None of the Company, the subsidiaries or, to the best knowledge of the Company, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(ddd)	No Sale, Issuance and Distribution of Shares. The Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans (including employee shareholding platform), qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(eee)	No Immunity. None of the Company, the subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, the PRC, the State of New York, or the United States, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, the PRC, New York state or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 14 of this Agreement and Section 7.7 of the Deposit Agreement.

(fff)	Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be observed and given effect to by courts in the Cayman Islands and the PRC, subject to the principles and conditions described under the section titled “Enforceability of Civil Liabilities” in the Time of Sale Prospectus and the Prospectus. The Company has the power to submit, and pursuant to Section 14 of this Agreement and Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the New York Courts (as defined below) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 14 of this Agreement and Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 hereof and Section 7.7 of the Deposit Agreement.

(ggg)	Enforceability of Judgment. Each of this Agreement and the Deposit Agreement is in proper form under the laws of the Cayman Islands or the PRC for the enforcement thereof against the Company in accordance with its terms. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared recognized and enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands and the courts of the PRC, provided that (i) with respect to courts of the Cayman Islands, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is final, (D) is not in respect of taxes, a fine or a penalty, and (E) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (ii) with respect to courts of the PRC, (A) PRC courts may recognize and enforce foreign judgement in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on the principles of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments, and (B) according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company if they decided that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(hhh)	No Finder’s Fee. There are no contracts, agreements or understandings between the Company or its subsidiaries and any person that would give rise to a valid claim against the Company or its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its subsidiaries or any of their respective officers, directors, shareholders, sponsors, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(iii)	No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) to the best knowledge of the Company, the Company or any of its subsidiaries or any of their respective officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.

(jjj)	Depositary Side Letter. The Company has executed a side letter (the “Depositary Side Letter”), addressed to the Depositary, instructing the Depositary not to accept any shareholder’s deposit of Class A Ordinary Shares in the Company’s American Depositary Receipt facility or issue any new American Depositary Receipts evidencing the American Depositary Shares to any shareholder or any third party within the Restricted Period, unless consented to by the Company, which consent shall not be given without the prior written consent of the Representatives.

(kkk)	Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(lll)	Tax Filings. (i) The Company and each of its subsidiaries have filed all tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have timely paid all taxes due and payable, except where such failure to file or failure of tax payment would not, individually or in the aggregate, result in a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had or would be expected to have, individually or in the aggregate, a Material Adverse Effect. (ii) The charges, accruals and reserves on the books of the Company in respect of any income tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined and are appropriately reflected as liabilities in the financial statements included in the Registration Statement, Time of Sale Prospectus and the Prospectus. (iii) All local and national governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national tax relief, concessions and preferential treatment enjoyed by the Company or any of the subsidiaries as described in the Time of Sale Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(mmm)	[Reserved]

(nnn)	[Reserved]

(ooo)	Forward-looking Statement. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus (including all amendments and supplements thereto) and the CSRC Filings has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ppp)	Outbound Investment Rule. For purposes of Provisions Pertaining to U.S. Investments in Certain National Security Technologies and Products in Countries of Concern, RIN 1505-AC82 (Oct. 28, 2024) (the “Outbound Investment Rules”), the Company and its subsidiaries (together, the “Group”) and their respective activities do not fall within, and the Company does not have plans for the Group to engage in activities falling within the definition of “prohibited transaction” at 31 C.F.R. § 850.224 or “notifiable transaction” at 31 C.F.R § 850.217 with respect to a “covered transaction” described in 31 C.F.R. §§ 850.210(a)(1) or 805.210(a)(3), as such terms are defined thereunder as of the date of this Agreement and interpreted by the U.S. Department of the Treasury in the Supplementary Information at 89 F.R. 90398 and the “Outbound Investment Security Program - Frequently Asked Questions” updated January 17, 2025 (collectively, the “Related Interpretations”), in which, in each case, the Company or members of its Group would otherwise become a “covered foreign person,” as defined in 31 C.F.R. § 850.209 as of the date of this Agreement and interpreted by the U.S. Department of the Treasury in the Related Interpretations (“Covered Foreign Person”). Neither the Company nor any member of its Group directly or indirectly holds any board seat on, voting or equity interest in, or contractual power to direct the management or policies of, a person of a “country of concern” which engages in or has plans to engage in any “covered activity”, in each, as defined in the Outbound Investment Rules as of the date of this Agreement and interpreted by the U.S. Department of the Treasury in the Related Interpretations. The Company will not, and will not permit any of its subsidiaries to be or become a Covered Foreign Person, or engage, directly or indirectly, in any other activity that would cause the underwriters to be in violation of the Outbound Investment Rules or cause the underwriters to be legally prohibited by the Outbound Investment Rules from performing under this agreement.

2.	Agreements to Sell and Purchase.

The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at US$[      ] per American Depositary Share (the “Purchase Price”) the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Option Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Class A Ordinary Shares in the form of [•] American Depositary Shares at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 calendar days after the date of this Agreement. Any exercise notice shall specify the number of Option Securities to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice. On each day, if any, that Option Securities are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Option Securities (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Option Securities to be purchased on such Option Closing Date as the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

3.	Terms of Public Offering.

The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares in the form of American Depositary Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at US$[•] per American Depositary Share (the “Public Offering Price”).

4.	Payment and Delivery.

(a)	Payment for the Firm Securities to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at [Time], New York City time, on [•], 2025, or at such other time not later than seven full business days thereafter as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b)	Payment for any Option Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Option Securities for the respective accounts of the several Underwriters on the date specified in the corresponding notice described in Section 2 or at such other time not later than five full business days thereafter as shall be designated in writing by the Representatives.

(c)	The American Depositary Shares to be delivered to each Underwriter shall be delivered in book entry form, and in such denominations and registered in such names as the Representatives may request in writing not later than one full business day prior to the Closing Date or an Option Closing Date, as the case may be. Such American Depositary Shares shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Company to the Representatives on the Closing Date or Option Closing Date, as the case may be, or at such other time and date as shall be designated in writing by the Representatives. The Company will cause the certificates representing the Shares to be made available for inspection at least 24 hours prior to the Closing Date or Option Closing Date, as the case may be.

5.	Covenants of the Company.

The Company, in addition to its other agreements and obligations hereunder, covenants and agrees with each Underwriter as follows:

(a)	To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act.

(b)	To furnish to the Representatives, without charge, copies of the Registration Statement and the ADS Registration Statement (including, in each case, exhibits thereto) reasonably requested by the Representatives and for delivery to each other Underwriter a conformed copy of the Registration Statement and the ADS Registration Statement (in each case, without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 9:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(f) or 5(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c)	Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)	To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e)	Without the prior consent of the Representatives, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)	If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or, if for any other reason it shall be necessary to amend or supplement the Time of Sale Prospectus in order to comply with Securities Act forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)	If, during the period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Offered Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)	To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(i)	To advise the Representatives promptly and confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Time of Sale Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for (including without limitation, proceedings pursuant to Section 8A of the Securities Act), or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(j)	To make generally available to the Company’s security holders as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of the last paragraph of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k)	To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including Rule 158 under the Securities Act).

(l)	During the period when the Prospectus is required to be delivered under the Securities Act, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement (if applicable) of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request; provided, however, that (i) in each case the Company will have no obligation to deliver such reports or statements (financial or other) to the extent they are publicly available on the Company’s website or the Commission’s EDGAR reporting system, and (ii) if the Company ceases to be subject to reporting obligations under the Exchange Act, it will have no obligation hereunder to deliver reports or statements (financial or other).

(m)	To indemnify and hold harmless the Underwriters against any Transfer Taxes on the creation, allotment, issue and sale of the Offered Securities to the Underwriters and on the execution and delivery of, and the performance of the obligations (including the initial resale and delivery of the Offered Securities by the Underwriters) under, this Agreement or the Deposit Agreement. All payments to be made by the Company hereunder shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except in the case of any income (however denominated), capital gains or franchise taxes imposed on an Underwriter by a taxing jurisdiction as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriter and the jurisdiction imposing such tax, the Company shall pay such additional amounts as may be necessary in order that the net amounts received by an Underwriter after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. In addition, all sums payable to an Underwriter hereunder shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, upon receipt of a value added or similar tax receipt, the Company shall, in addition to the sum payable hereunder, pay an amount equal to any applicable value added or similar tax.

(n)	To apply the net proceeds to the Company from the sale of the Offered Securities in the manner set forth under the heading “Use of Proceeds” in the Time of Sale Prospectus and in compliance with any applicable laws, rules and regulations of any governmental body, agency or court having jurisdiction over the Company or its subsidiaries and to file such reports with the Commission with respect to the sale of the Offered Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner (i) as would require the Company or any of the subsidiaries to register as an investment company under the Investment Company Act of 1940, and (ii) that would result in the Company being not in compliance with the SAFE Rules and Regulations.

(o)	Not to, and to cause each of its subsidiaries not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(p)	Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the online offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(q)	To comply with the terms of the Deposit Agreement so that the American Depositary Shares will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(r)	(i) Not to attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its best efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(s)	To comply with the PRC Overseas Investment and Listing Regulations, and to use its commercially reasonable efforts to cause holders of the Ordinary Shares that are, or that are owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and SAFE Rules and Regulations).

(t)	If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, to promptly notify the Representatives and promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(u)	Not to release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Restricted Period without the prior written consents of the Representatives.

(v)	To comply with the Sarbanes-Oxley Act and all applicable rules of the Exchange upon consummation of the offering of the Offered Securities.

(w)	Prior to the Closing Date, to have purchased insurance covering its directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act and the rules and regulations thereof.

(x)	Without the prior written consent of the Representatives on behalf of the Underwriters, not to, during the period beginning from the date hereof and ending 180 calendar days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the Company or its affiliates, or any shareholder’s rights associated with such Ordinary Shares or American Depositary Shares beneficially owned, or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares (collectively, the “Restricted Securities”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares, American Depositary Shares or such other securities, in cash or otherwise, or (iii) file any registration statement with the Commission relating to the offering of any Restricted Securities (other than registration statement(s) on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan or equity incentive plan described in the Registration Statement).

The restrictions contained in the preceding paragraph shall not apply to (a) the Offered Securities to be sold hereunder, (b) [Reserved], (c) issuances of Restricted Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of options, in each case outstanding on the date hereof and disclosed in the Time of Sale Prospectus, (d) grants of options, restricted share units or other equity awards pursuant to the terms of a plan in effect on the date hereof and disclosed in the Time of Sale Prospectus, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) no public announcement or filing is required of or voluntarily made by the Company regarding the establishment of such plan.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in the Lock-up Letter for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(y)	The Company agrees that if at any time following issuance of a free writing prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such free writing prospectus or Written Testing-the-Waters Communication would conflict with the information in the Time of Sale Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter a free writing prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission.

(z)	To comply with all applicable laws (including, without limitation and for the avoidance of doubt, the rules, regulations and requirements of the CSRC, the Exchange and the Commission or any other relevant governmental authority) including, without limitation:

(i)	complying with the all applicable laws (including, without limitation, the CSRC Archive Rules) in connection with (A) the establishment and maintenance of adequate and effective internal control measures and internal systems for maintenance of data protection, confidentiality and archive administration; (B) the relevant requirements and approval and filing procedures in connection with its handling, disclosure, transfer and retention of transfer of state secrets and working secrets of government agencies or any other documents or materials that would otherwise be detrimental to national securities or public interest (the “Relevant Information”); and (C) maintenance of confidentiality of any Relevant Information; and

(ii)	where there is any material information that shall be reported to the CSRC pursuant to the applicable laws (including, without limitation, the CSRC Filing Rules and the CSRC Archive Rules), promptly notifying the CSRC or the relevant PRC governmental authority and providing it with such material information in accordance with to the applicable laws, and promptly notifying the Representatives of such material information to the extent permitted by the applicable laws.

(iii)	The Company shall not, directly or indirectly, use the proceeds raised in this transaction to fund a Covered Foreign Person or to engage in any activities falling within the definition of “prohibited transaction” at 31 C.F.R. § 850.224 or “notifiable transaction” at 31 C.F.R § 850.217.

6.	COSTS AND Expenses.

[The Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Offered Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any Written Testing-the-Waters Communication and any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Underwriters, including any Transfer Taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Offered Securities under state securities laws and all expenses in connection with the qualification of the Offered Securities for offer and sale under state securities laws as provided in Section 5(h) hereof in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees incurred in connection with the review and qualification of the offering of the Offered Securities by FINRA, (v) all fees and expenses in connection with the preparation and filing of the Exchange Act Registration Statement relating to the Offered Securities and all costs and expenses incident to listing the ADSs on the Exchange, (vi) the cost of printing certificates representing the Offered Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company including any costs and expenses paid by Underwriters on behalf of the Company relating to any investor presentations on any Testing-the-Waters Communications or any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel, meals and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.]

7.	Conditions of Obligations of the underwriters.

The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date and each Option Closing Date are subject to the condition that the Registration Statement shall have become effective on the date hereof.

The several obligations of the Underwriters to purchase and pay for the Firm Securities on the Closing Date and the Option Securities to be purchased on each Option Closing Date will be subject to the accuracy of the representations and warranties of the Company herein on the date hereof and on and as of such Closing Date and each Option Closing Date (the date referenced to in Section 1(ppp)—Outbound Investment Rule will be brought down to the date as of such Closing Date and each Option Closing Date), to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)	The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act.

(b)	No event or condition of a type described in Section 1(q) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Prospectus and the Prospectus and the effect of which in the judgment of the Representatives is material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Time of Sale Prospectus and the Prospectus.

(c)	The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, (i) a certificate, dated such date, signed by the chief executive officer and the chief financial officer of the Company, to the effect set forth in Section 7(b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date and with respect to such matters as the Representatives may reasonably require and (ii) a certificate, dated such date, signed by an executive officer of the Company, with respect to such matters as the Representative may reasonably require, including but not limited to due authorization of this transaction.

(d)	The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance satisfactory to the Underwriters.

(e)	The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(f)	The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(g)	The Company shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of King &Wood Mallesons, PRC counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, a copy of which shall have been provided to the Underwriters, in form and substance satisfactory to the Underwriters.

(h)	The Company shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Lee Hishammuddin Allen & Gledhill, Malaysia counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, a copy of which shall have been provided to the Underwriters, in form and substance satisfactory to the Underwriters.

At the request of the Company, the opinions of counsel for the Company described above (except for the opinion of the PRC counsel for the Company) shall be addressed to the Underwriters and shall so state therein.

(i)	The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Underwriters, dated the Closing Date or Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(j)	The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Fangda Partners, PRC counsel for the Underwriters, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(k)	The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated the Closing Date or Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(l)	The Underwriters shall have received, on each of the date hereof and the Closing Date or Option Closing Date, as the case may be, a letter dated such date, in form and substance satisfactory to the Underwriters, from KPMG Huazhen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” no more than 3 business days prior to such Closing date.

(m)	No Registration Statement, issuer free writing prospectus or Prospectus or amendment or supplement to any Registration Statement, issuer free writing prospectus or Prospectus shall have been filed to which the Representatives shall have objected in writing.

(n)	The “lock-up” letters, each substantially in the form of Exhibit A hereto, executed by the individuals and entities listed on Schedule V hereto relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(o)	The Company shall have complied with the provisions of Section 5(b) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(f) or 5(g), as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may request.

(p)	The Company and the Depositary shall have executed and delivered the Deposit Agreement and, in the case of the Company, the Depositary Side Letter addressed to the Depositary, instructing the Depositary not to accept any shareholder’s deposit of Ordinary Shares in the Company’s American Depositary Receipt facility or issue any new ADSs to any shareholder or any third party unless consented to by the Company, and the Deposit Agreement shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Shares and the issuance of the American Depositary Shares representing such Shares in accordance with the Deposit Agreement.

(q)	The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Shares against issuance of the American Depositary Shares, the execution, issuance, countersignature and delivery of the American Depositary Shares pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may request.

(r)	The American Depositary Shares representing the Shares shall have been approved for listing on the Exchange, subject to only official notice of issuance.

(s)	The CSRC having accepted the CSRC Filings and published the filing results in respect of the CSRC Filings on its website, and such notice of acceptance and/or filing results published not having otherwise been rejected, withdrawn, revoked or invalidated prior to the Closing Date.

(t)	The CAC shall have completed the cybersecurity review with respect to the Company’s proposed overseas listing pursuant to the Revised Cybersecurity Review Measures, and such review results not having otherwise been objected, rejected, withdrawn, revoked or invalidated.

(u)	On or prior to the Closing Date or the Option Closing Date, the ADSs shall be eligible for clearance and settlement through the facilities of DTC.

(v)	There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or, to the best knowledge of the Company, threatened by or before any governmental agency or body, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare the issuance and sale of the Offered Securities, the listing and trading of the Offered Securities on the Exchange or the transactions contemplated by this Agreement and the Deposit Agreement to be non-compliant, unlawful or illegal under the relevant laws, rules and regulations.

(w)	If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after the effectiveness of the Registration Statement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(x)	The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(y)	No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or, to the best knowledge of the Company, threatened by the Commission.

(z)	FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6, 8 and 10 hereof)

8.	Indemnity and Contribution.

(a)	The Company agrees to indemnify and hold harmless each Underwriter, each director, officer and employee of an Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act (each an “Indemnified Underwriter Party”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or the Written Testing-the-Waters Communication (if any), or that arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the information furnished by any Underwriter described as such in Section 13 hereof, (ii) that arise out of, or are based upon, any of the CSRC Filings relating to or in connection with this offering or any amendments or supplements thereto (in each case, whether or not approved by the Underwriters or any of them) containing any untrue, incorrect or inaccurate or alleged untrue, incorrect or inaccurate statement of fact, or omitting or being alleged to have omitted a fact necessary to make any statement therein, not misleading, or not containing, or being alleged not to contain, all information in the context of this offering or otherwise required to be contained thereto or being or alleged to be defamatory of any person or any jurisdiction, except insofar as such loss, liability, claim, damage or expense is caused solely by any such untrue, inaccurate, incomplete or false statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter for use in the CSRC Filings; it being understood that the only information furnished by the Underwriters to the Company for use in the CSRC Filings is the names of the Underwriters. For the avoidance of doubt, the obligations of the Company under this Section 8 shall be in addition to the obligations assumed by the Company under a letter of indemnity entered into among the Company, Beijing Chagee Catering Management Co., Ltd., Citigroup Global Markets Asia Limited and Morgan Stanley Asia Limited on March 6, 2024 in connection with the preparation for this offering (the “Letter of Indemnity”).

The Company shall reimburse each Underwriter and each such director, officer, employee, controlling person or affiliate promptly upon demand for any legal or other expenses incurred by that Underwriter, director, officer, employee, controlling person or affiliate in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party (as defined below) is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred.

(b)	Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the ADS Registration Statement, or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or the Written Testing-the-Waters Communication (if any), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof.

(c)	In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, or (iv) the indemnified party shall have concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons, their respective directors, officers, employees and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the [second and third sentences] of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (y) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)	To the extent the indemnification provided for in Section 8(a), 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)	The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in this Section 8 and Section 5(m) and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of (A) any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or (B) the Company, the officers or directors of the Company or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.	Effectiveness; Default by Underwriters.

(a)	This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b)	If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Securities and the aggregate number of Option Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Option Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Securities to be sold on such Option Closing Date or (ii) purchase not less than the number of Option Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.	termination.

The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or the applicable Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Stock Market, the Hong Kong Stock Exchange or other relevant exchanges, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other government authority, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC or the Cayman Islands or with respect to Clearstream or Euroclear systems in Europe shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, PRC or Cayman Islands authorities, (v) any non-compliance of the Registration Statement, the Time of Sale Prospectus, the Prospectus, the CSRC Filings or any other documents used in connection with the contemplated subscription and sale of the Offered Securities or any aspect of the offering with any applicable Laws (including, without limitation, the Securities Act, the Exchange Act, the rules of the Exchange and any other exchange on which Company securities are traded, the CSRC Filing Rules, and the CSRC Archive Rules) or (vi) there shall have occurred any outbreak or escalation of hostilities, any epidemic, pandemic or outbreaks of diseases, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of the ADSs.

[If this Agreement shall be terminated, the Company will reimburse the Underwriters for all out-of-pocket expenses (including, but not limited to, the fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.]

11.	Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Representatives, to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, NY 10013, United States of America, to Morgan Stanley Asia Limited at Level 46, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong, and to Deutsche Bank AG, Hong Kong Branch at 60/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong; if to the Company, to the address of the Company set forth in the Registration Statement, Attention: Hongfei Huang (Aaron) and Yin Wu.

12.	successors.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.	information provided by underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, consists solely of the name of the Underwriters and the concession figure appearing in the third paragraph under the caption “Underwriting.”

14.	Submission to Jurisdiction; Appointment of Agent for Service.

The Company hereby irrevocably submits to the exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the American Depositary Shares or any transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the American Depositary Shares or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

The Company irrevocably appoints Cogency Global Inc. as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to the Underwriters’ engagement as underwriters or their role in connection herewith.

15.	Judgment Currency.

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company will, severally and not jointly, indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

16.	recognition of the u.s. special resolution regimes.

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.	representatives.

The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

18.	counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

19.	Absence of Fiduciary Relationship.

The Company acknowledges and agrees that:

(a)	The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b)	The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)	The Company has been advised that the each of the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each of the Representatives has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)	The Company waives, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including their respective shareholders, employees or creditors.

20.	Entire Agreement.

This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof, except for the Letter of Indemnity.

21.	effect of headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

[Signature page follows]

Very truly yours,

CHAGEE HOLDINGS LIMITED

By:
Name: Junjie Zhang
Title: Chairman of the Board, Chief Executive Officer

[Signature page to Underwriting Agreement]

CONFIRMED AND ACCEPTED as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

For itself and as Representative of the other Underwriters named in Schedule I hereto.

[Signature page to Underwriting Agreement]

MORGAN STANLEY ASIA LIMITED

By:
Name:
Title:

For itself and as Representative of the other Underwriters named in Schedule I hereto

[Signature page to Underwriting Agreement]

DEUTSCHE BANK AG, HONG KONG BRANCH

By:
Name:
Title:

DEUTSCHE BANK AG, HONG KONG BRANCH

By:
Name:
Title:

For itself and as Representative of the other Underwriters named in Schedule I hereto.

[Signature page to Underwriting Agreement]

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Securities to be Purchased
Citigroup Global Markets Inc.
Morgan Stanley Asia Limited
Deutsche Bank AG, Hong Kong Branch
China International Capital Corporation Hong Kong Securities Limited
Tiger Brokers (NZ) Limited
Moomoo Financial Inc.
Valuable Capital Limited
Total:

Schedule I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [●], 2025

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

Schedule II-1

SCHEDULE III

[List all Written Testing-the-Water Communications, if any]

Schedule III-1

SCHEDULE IV-A

[Reserved]

Schedule IV-1

SCHEDULE V

Parties to Execute Lock

All directors and executive officers of the Company:

Junjie Zhang

Dengfeng Yin

Mian Lu

Hongfei Huang (Aaron)

Wei Jen Hu

Chi Xu

Yong Zhang

Yifan Li

Yi Wang

Taisu Zhang

All holders of the Ordinary Shares registered on the register of members as of the date of preliminary prospectus.

Schedule V-1

EXHIBIT A

FORM OF LOCK-UP LETTER

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

U.S.A.

Morgan Stanley Asia Limited

Level 46, International Commerce Centre

1 Austin Road West, Kowloon

Hong Kong

Deutsche Bank AG, Hong Kong Branch

60/F, International Commerce Centre,

1 Austin Road West, Kowloon

Hong Kong

Ladies and Gentlemen:

The undersigned understands that Citigroup Global Markets Inc., Morgan Stanley Asia Limited and Deutsche Bank AG, Hong Kong Branch, as representatives (each, a “Representative,” and collectively, the “Representatives”) of the several underwriters (the “Underwriters”) under the Underwriting Agreement, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Chagee Group Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives, of a certain number of Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Class A Ordinary Shares”) in the form of American Depositary Shares (“American Depositary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or Class B ordinary shares par value US$0.0001 per share, of the Company (together with the Class A Ordinary Shares, the “Ordinary Shares”) or American Depositary Shares, or any other securities so owned convertible into or exercisable or exchangeable for any Ordinary Shares or American Depositary Shares (collectively, the “Securities”) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Securities, in cash or otherwise.

The foregoing sentence shall not apply to (a) transactions relating to the Securities acquired in the Public Offering or otherwise in open market transactions after the completion of the Public Offering, provided that no public announcement or filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions during the Restricted Period, (b) transfers of shares of the Securities pursuant to the Underwriting Agreement, (c) transfers of shares of the Securities as a bona fide gift or by will or intestate succession upon the death of the undersigned, (d) transfers of shares of the Securities to any immediate family member of the undersigned, any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or to any entity beneficially owned and controlled by the undersigned or any immediate family member of the undersigned, (e) transfers of shares of the Securities by operation of law, including pursuant to an order of a court (including a domestic order or a negotiated divorce settlement) or regulatory agency, (f) if the undersigned is a partnership, limited liability company or corporation, as part of distributions, transfers, dispositions or tender of shares of the Securities to limited partners or shareholders or an entity beneficially owned and controlled by, or under the common control with the undersigned; (g) the conversion of any outstanding securities into shares of the Ordinary Shares as described in the final prospectus relating to the Public Offering, provided that such Ordinary Shares shall remain subject to the terms of this letter for the remainder of the Restricted Period; (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Securities, provided that such plan does not provide for the transfer of the Securities during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Securities may be made under such plan during the Restricted Period; and (i) a sale or surrender to the Company by the undersigned or a withholding by the Company for tax withholding purposes in connection with the vesting of equity awards of the undersigned that are subject to a taxable event upon vesting, (j) transfers of shares of Securities to the Company pursuant to grant agreements entered into between the Company and its employees pursuant to its publicly disclosed share incentive plan existing on the date hereof that provides for the repurchase by the Company in connection with the termination of the undersigned’s employment or directorship with the Company or any subsidiaries or consolidated affiliated entity of the Company, provided that in the case of any transfer or distribution pursuant to clause (c), (d), (e) or (f), (x) each donee, trustee, distributee or transferee, as the case may be, shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter for the remainder of the Restricted Period and (y) excluding in relation to any transfer or distribution pursuant to clause (e) no public announcement or filing, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period. For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the Securities, one of the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement.

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and all authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives on behalf of the Underwriters.

Notwithstanding anything herein to the contrary, if (i) the Public Offering has not occurred on or prior to October 15, 2025, (ii) the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, or (iii) subsequent to signing the Underwriting Agreement, the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of American Depositary Shares to be sold thereunder, whichever is the earliest, then, this letter shall automatically terminate and be of no further force or effect and the undersigned shall be released from all obligations hereunder.

This letter is governed by, and to be construed in accordance with, the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows]

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER

Chagee Holdings Limited

, 2025

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Chagee Group Holdings Limited (the “Company”) of [•] Class A ordinary shares of the Company, par value US$0.0001 per share, in the form of [•] American depositary shares, and the lock-up letter dated [date] (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [date], with respect to [•] Class A ordinary shares (the “Shares”).

The undersigned hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [date]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

[•]

By:
Name:
Title:

[•]

By:
Name:
Title:]

cc: Company

FORM OF PRESS RELEASE

Chagee Holdings Limited

[Date]

Chagee Holdings Limited (the “Company”) announced today that Citigroup Global Markets Inc., Morgan Stanley Asia Limited and Deutsche Bank AG, Hong Kong Branch, the representatives of underwriters in the Company’s recent public sale of [•] Class A ordinary shares in the form of [•] American depositary shares, is [waiving] [releasing] a lock-up restriction with respect to [•] ordinary shares held by [certain officers or directors] of the Company (the “Shares”). The [waiver] [release] will take effect on [date], and the Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.